CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 1, 2017, with respect to the financial statements of AG Acquisitions Group, Inc. contained in the Registration of Securities, Form 10.

We hereby consent to the use of the aforementioned report, dated May 1, 2017, on our audit of the financial statements of AG Acquisitions Group, Inc., which is contained in the Registration of Securities.

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

June 9, 2017

D. Brooks and Associates CPA’s, P.A. 319 Clematis Street, West Palm Beach, FL 33401 – (561) 429-6225